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                                       BY-LAWS
                                          OF
                                      JCAC, INC.


                                      ARTICLE I

                               Meetings of Shareholders

    SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held at the time and place designated by the Corporation's Board of Directors (the "Board"). Business transacted at the annual meeting shall include the election of directors of the Corporation.

    SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by (i) the Chairman of the Board,(ii) the President or (iii) the Board, or by the Secretary upon the Corporation's receipt of the written request of holders of not less than ten percent of all shares entitled to vote at the meeting.

    SECTION 3. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    SECTION 4. QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Unless otherwise provided by law or the Articles of Incorporation or these By-Laws, if a quorum is present, action on a matter is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter in favor of the action exceed the votes cast opposing the action.

    SECTION 5. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    SECTION 6. ACTION WITHOUT A MEETING. The shareholders may take any action required or permitted under law to be taken at an annual or special meeting of shareholders without a meeting, without prior notice, and without a vote if the action is taken by

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the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitle to vote thereon were present and voted.

                                      ARTICLE II

                                      Directors

    SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business affairs of this Corporation shall be managed under the direction of, the Board.

    SECTION 2. NUMBER. The Board shall initially consist of two members, and the authorized number of directors shall be fixed from time to time by the Board; provided, however, that the authorized number of directors shall be not less than two nor more than twenty.

    SECTION 3. ELECTION AND TERM. The directors shall be elected at the annual meeting of shareholders or at such other meeting of shareholders held for such purpose. The directors so elected shall serve until their successors are duly elected and qualified, or until their earlier removal, resignation or death.

    SECTION 4. VACANCIES. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, or by the sole remaining director. A director elected to fill a vacancy shall hold office for the remainder of the term and until such director's successor is elected and qualified. No decrease in the number of directors constituting the Board will shorten the term of an incumbent director.

    SECTION 5. QUORUM AND VOTING. A majority of the number of directors constituting the whole Board fixed herein or by the directors pursuant to these By-laws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

    SECTION 6. TIME, NOTICE AND CALL OF MEETINGS. Regular meetings of the Board shall be held without notice at the location of and immediately after the adjournment of the annual meeting of the shareholders in each year, and at such other time and place as the Board may determine. Notice of the time and place of special meetings of the Board, which need not include the purpose of purposes for which the meeting is called, shall be given to each director either by personal delivery, facsimile, electronic mail or


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by telephone at least two days prior to the meeting.  Notice may also be given through the postal service if mailed at least 5 days prior to the meeting.

    Notice of a meeting of the Board need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objections to the transaction of business because the meeting is not lawfully called or convened.

    Meetings of the Board may be called by the Chairman of the Board, by the President of the Corporation, or by any director.

    Members of the Board may participate in a meeting of the Board or of a committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

    SECTION 7. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a meeting vote and may be described as such.

    SECTION 8. REMOVAL OF DIRECTORS. Any or all of the directors may be removed, with or without cause, by the shareholders at a meeting called in whole or in part for such purpose.


                                     ARTICLE III

                                       Officers

    SECTION 1. OFFICERS. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board at the first meeting of directors immediately following the first meeting of shareholders of the Corporation, and shall serve until their successors are elected and qualify. Such other officers, including, without limitation, a Chairman of the Board of Directors, Vice Presidents, and assistant officers and agents as may be deemed necessary may be


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elected or appointed by the Board from time to time.  Any two or more offices may be held by the same person. The failure to elect a President, a Secretary or a Treasurer shall not affect the existence of the Corporation.

    SECTION 2. CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board, as determined by the Board, or the President, as determined by the Board, shall be the Corporation's chief executive officer, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board, shall preside at all meetings of the shareholders and Board, and shall have such additional authority and perform such duties as may be assigned to such executive by the Board.

    SECTION 3. SECRETARY. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records and shall record the minutes of all meetings of the shareholders and the Board, send all notices of meetings out and perform such duties as may be prescribed by the Board or the chief executive officer.

    SECTION 4. TREASURER. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholder and whenever else required by the Board or the chief executive officer, and shall perform such other duties as may be prescribed by the Board or the chief executive officer.

    SECTION 5. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

    SECTION 6. ACTION WITH RESPECT TO SECURITIES OF OTHER ENTITIES. Unless otherwise directed by the Board, the chief executive officer or such officer's designee or others designated by the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders or voting equity holders, or with respect to any action of shareholders or voting equity holders, of any other corporation or business entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation or business entity.

                                      ARTICLE IV

                             Indemnification & Insurance

    SECTION 1. INDEMNIFICATION. The Corporation shall, to the fullest extent of the Florida Business Corporation Act, as the same

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may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under such provisions from and against any and all expenses, liabilities or other matters referred to in or covered by such provisions, and this indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    SECTION 2. ADVANCES. Expenses (including, without limitation, fees and disbursements of legal counsel) incurred in connection with any action, suit or proceeding as to which indemnification is claimed may be paid by the Corporation in advance of the final disposition thereof as authorized by the Board in the specific case and upon receipt of an undertaking by or on behalf of the person on whose behalf such expenses are advanced to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Corporation.

    SECTION 3. INSURANCE. The Corporation may purchase and maintain insurance, including self-insurance plans or arrangements, at its expense, to protect itself and any person (including the heirs, executors, administrators, legal representatives and estate of such person)(i) who is or was a director, officer, agent or employee of or independent contractor to the Corporation, or
(ii) who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of or independent contractor to another corporation, partnership, limited liability company, joint venture, trust or other enterprise against liabilities and expenses (including, without limitation, judgments, fines, penalties, amounts paid in settlement and fees and disbursements of legal counsel) actually and reasonably incurred in connection with any action, suit or proceeding, whether or not the Corporation would have the legal power to indemnify such person directly against such liability and expenses.

    SECTION 4. SEVERABILITY. If any part of this Article IV shall be found in any circumstances or as to any person to be unenforceable, the effect and validity of the remaining parts or of such parts in other circumstances or as to other persons shall not be affected, except as otherwise provided by applicable law.

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                                      ARTICLE V

                                  Stock Certificates

    SECTION 1. ISSUANCE AND FORM. Every holder of shares in the Corporation shall be entitled to have a certificate, in such form as may be prescribed by the Board and by law, representing all shares to which he is entitled. No certificates shall be issued for any share until such share is fully paid.

    SECTION 2. TRANSFER OF STOCK. The Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by such holder's duly authorized attorney.

    SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;(b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;(c) gives bond in such form and amount as the Corporation may direct to indemnity the Corporation and the transfer agent and registrar, if any, against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

                                      ARTICLE VI

                                  Books and Records

    The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board and committees of directors. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                     ARTICLE VII

                       Prohibitions Against Alien Officers and
                       Directors; Restriction on Ownership and
                              Voting of Stock by Aliens

    SECTION 1. DEFINITION OF "ALIEN." Throughout these By-Laws the word "alien" shall have the meaning set forth in Section 310(b) of the Federal Communications Act of 1934, as amended or modified from time to time. Throughout this Article VII, the word "citizen" means any person, partnership, government, corporation,

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joint-stock company, limited liability company, association or other entity not an alien.

    SECTION 2. DIRECTORS. Aliens (including representatives of aliens) shall not constitute more than 25% of the total number of Corporation's directors.

    SECTION 3. OFFICERS. No alien may be elected or appointed or serve as an officer of the Corporation.

    SECTION 4. STOCK OWNERSHIP AND VOTING. Under no circumstances shall the amount of stock owned of record or voted by aliens exceed one-fourth of the total stock outstanding. The ownership of record and beneficial ownership of shares of stock by aliens, and the nationality of transferees thereof, shall be determined in conformity with the provisions of the Federal Communications Act of 1934 and the rules, regulations and policies of the rules, regulations and policies of the Federal Communications Commission ("FCC") promulgated thereunder. There shall be maintained a domestic record covering citizen shareholders and foreign record covering all other shareholders.

    SECTION 5. STOCK CERTIFICATES. Every certificate representing stock issued or transferred to an alien shall be marked "Foreign Share Certificate," but under no circumstances shall certificates representing more than one-fourth of the total stock outstanding at any one time be so marked, nor shall the total amount of stock represented by Foreign Share Certificates, plus the amount of stock owned by aliens and represented by certificates not so marked, exceed one-fourth of the total stock outstanding.

    SECTION 6. DOMESTIC SHARE CERTIFICATES. Every certificate issued not marked "Foreign Share Certificate" shall be marked "Domestic Share Certificate" and shall contain a statement of the restrictions and limitations set forth in
Section 7 of this Article.

    SECTION 7. SHARE CERTIFICATE TRANSFERS. All stock represented by Foreign Share Certificates may be transferred to anyone. Transfers of shares of domestic record to aliens may only be made unless and so long as the stock records of the Corporation shall disclose less than one-fourth alien stock ownership after giving effect to the proposed transfer of shares.

    SECTION 8. TYPES OF STOCK RESTRICTED. The restrictions set forth in this Article VII with respect to alien ownership, alien voting, and transfers of shares of aliens shall be applicable to the Corporation's common stock. If, so long as, the stock records of the Corporation shall disclose one-fourth alien stock ownership or it shall be found by the Corporation that stock of domestic record is in fact held by or for the account of an alien, the holder of such stock shall not be entitled to vote, to receive

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dividends or to any other rights, except those mandated by applicable federal and state laws, and except the right to transfer such stock to a citizen.

    SECTION 9. EFFECTIVENESS. Each of the provisions of this Article VII shall be effective only so long as and to the extent necessary to comply with the provisions of the Federal Communications Act of 1934 and the rules, regulations and policies of the FCC promulgated thereunder.

                                     ARTICLE VIII

                                 Amendment of By-Laws

    Except as provided by law, the Board may amend and repeal these By-Laws and may adopt new By-Laws.


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